Exhibit 23.2
                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Internet Capital Group, Inc. on Form S-8 of our report dated February 4, 2000 (February 29, 2000, as to Note 13) relating to the consolidated financial statements of Onvia.com, Inc. and subsidiary for the year ended December 31, 1999.

/s/ DELOITTE & TOUCHE LLP

Seattle, Washington
January 14, 2002